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                                  EXHIBIT 32.2

                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Hi-Shear Technology Corporation for the quarter ended February 28, 2007, I, Gregory J. Smith, Vice President of Finance and Chief Executive Officer of Hi-Shear Technology Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

      (1) such Quarterly Report on Form 10-QSB for the quarter ended February 28, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) the information contained in such Quarterly Report on Form 10-QSB for the quarter ended February 28, 2007, fairly presents, in all material respects, the financial condition and results of operations of Hi-Shear Technology Corporation.


                                        /s/ Gregory J. Smith
                                        --------------------
                                        Gregory J. Smith
                                        Vice President of Finance and
                                          Chief Financial Officer

April 13, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Hi-Shear Technology Corporation and will be retained by Hi-Shear Technology Corporation and furnished to the Securities and Exchange Commission or its staff upon request.